UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549


                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                              May 18, 2010
            ------------------------------------------------
            Date of Report (Date of earliest event reported)

                                Con-way Inc.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)

         Delaware               1-5046              94-1444798
         ----------             ------              ----------
        (State or other        (Commission         (IRS Employer
        jurisdiction of        File Number)        Identification
        incorporation)                                 Number)

       2855 Campus Drive, Suite 300, San Mateo, California 94403
      -----------------------------------------------------------
                (Address of principal executive offices)
                               (zip code)

          Registrant's telephone number, including area code:
                             (650) 378-5200


-----------------------------------------------------------------------
     (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At its Annual Meeting of Shareholders held on May 18, 2010, Con-way Inc. submitted the following matters to a vote of security holders:

 1.      Election of seven directors for a one-year term:



-
                        Number of          Number of          Broker Non
                     Shares Voted For     Shares Withheld       Votes

John J. Anton          43,993,322           1,315,524         1,446,143

William R. Corbin      44,255,724           1,053,122         1,446,143

Robert Jaunich II      42,957,977           2,350,869         1,446,143

W. Keith Kennedy, Jr.  42,776,687           2,532,159         1,446,143

John C. Pope           43,097,366           2,211,480         1,446,143

Douglas W. Stotlar     44,052,577           1,256,269         1,446,143

Peter W. Stott         43,993,253           1,315,593         1,446,143


 2. A proposal to ratify the appointment of KPMG LLP as Con-way Inc.'s independent auditors for the year ending December 31, 2010:

           FOR                AGAINST              ABSTAIN

        45,707,223            875,558              172,206



                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         Con-way Inc.
                        ------------
                        (Registrant)

May 20, 2010            /s/ Jennifer W. Pileggi
                        --------------------------
                        Jennifer W. Pileggi
                        Executive Vice President, General Counsel
                        & Secretary